Exhibit 99.1

DAVID NIERENBERG JOINS FLOTEK BOARD OF DIRECTORS

HOUSTON, June 4, 2018 — Flotek Industries, Inc. (NYSE: FTK) welcomes David Nierenberg to its board of directors. A graduate of Yale College and Yale Law School, Nierenberg is a lawyer, strategic management consultant, corporate director, investor, venture capitalist and philanthropist.

He is Founder and President of Nierenberg Investment Management Company (NIMCO) of Camas, Washington, which manages The D3 Family Funds. Focused on long-term capital gain, principally through investment in a concentrated portfolio of undervalued public equities, the fund has held shares of Flotek stock since April 2015 and currently owns 1.625 million shares of the Company’s stock.

Nierenberg is a former partner for consulting firm Bain & Company and has significant experience in corporate governance. He serves on the Washington State Investment Board, which oversees $120 billion of public employee retirement and other funds. Additionally, he chairs The Ira Millstein Center for Global Markets and Corporate Ownership at Columbia Law School, a world leader in corporate governance. Previously, he was Vice Chair of the Millstein Center for Corporate Governance at Yale. David chairs the Research Advisory Committee for Glass-Lewis, the second largest global proxy advisor.

John W. Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “David brings tremendous experience and breadth to the Flotek board. Last quarter, we highlighted our intent to reimagine the board and identify candidates who will add long-term value to Flotek’s strategic plan, with an increased focus on independence, diversity and enhanced governance. Today’s appointment is meaningful progress to fulfill that commitment, and we are extremely pleased to welcome David to our board.”

Nierenberg’s past energy investments have spanned more than two decades and have included Superior Energy, Denbury Resources and oilfield equipment company NATCO Group, which was acquired by Cameron International Corp.

He currently serves as a director of Rosetta Stone (RST) and Riverview Bancorp (RVSB).

“Over the past several years, I have worked with John Chisholm, the Flotek leadership team and members of the board. Unquestionably, this is a strong team with tremendous upside potential. It is a pleasure and privilege to join this team to benefit all stakeholders,” said Nierenberg.

Nierenberg joins the board as Kenneth T. Hern, age 81, resigns. Mr. Hern was a director since 2009, serving as the lead director, as well as on the Corporate Governance and Nominating Committee and on the Audit Committee.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

IR Inquiries, contact:

Matthew Marietta

Executive Vice President

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-9911

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